Exhibit 99.1

INVO Bioscience Appoints Andrea Goren as Chief Financial Officer

SARASOTA, Florida – June 15, 2021 — INVO Bioscience, Inc. (NASDAQ: INVO), a medical device company focused on commercializing the world’s only in vivo Intravaginal Culture System (IVC), INVOcell®, an effective and affordable treatment for patients diagnosed with infertility, today announced the appointment of Andrea Goren as the Company’s chief financial officer.

In a career approaching 27 years, Mr. Goren has extensive experience in numerous financial functions, including service as a public company CFO, company director, capital raising activities as well as mergers and acquisition experience. Mr. Goren has served as managing director and CFO of Phoenix Group, a New York City-based private equity firm specializing in micro-cap and nano-cap public companies. He served as vice president of Shamrock Group, the Roy Disney family private investment firm in London; and was a director at New York City-based Madison Capital Group, a corporate advisory firm focused on U.S. / European Union cross border transactions. Mr. Goren holds a Bachelor of Arts degree from Connecticut College in New London, Connecticut, and an MBA from the Columbia Business School in New York City.

Steve Shum, CEO of INVO Bioscience, said, “We are pleased to appoint a financial executive the caliber of Andrea Goren as chief financial officer of INVO Bioscience. Andrea has been serving INVO over the past year in a consulting capacity and thus is familiar with the operations of the company, including many within the finance function. As he takes over as our permanent CFO, he will continue to interface with our current outside CFO consulting firm to assure a seamless transition. His well-rounded skill set will benefit INVO as we continue to successfully execute on our strategic business plan, including the operational launch of our various company-owned INVO clinics set for the second half of this year.”

Andrea Goren commented, “I am pleased to be joining INVO Bioscience in a full-time capacity as the chief financial officer. Having consulted with the company over the past year, I am well aware of the opportunity ahead for us to disrupt the fertility market through our revolutionary INVOcell device. I look forward to working with Steve and the team to further advance our INVO clinic strategy, and further adoption of the solution across globe.”

About INVO Bioscience

We are a medical device company focused on creating simplified, lower-cost treatments for patients diagnosed with infertility. Our solution, the INVO® Procedure, is a revolutionary in vivo method of vaginal incubation that offers patients a more natural and intimate experience. Our lead product, the INVOcell®, is a patented medical device used in infertility treatment and is considered an Assisted Reproductive Technology (ART). The INVOcell® is the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development, as an alternative to traditional In Vitro Fertilization (IVF) and Intrauterine Insemination (IUI). Our mission is to increase access to care and expand fertility treatment across the globe with a goal to lower the cost of care and increase the availability of care. For more information, please visit http://invobioscience.com/

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

INVO Bioscience

Steve Shum, CEO

978-878-9505
steveshum@invobioscience.com

Investors
Lytham Partners, LLC

Robert Blum

602-889-9700
INVO@lythampartners.com